UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2021

ARCHAEA ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39644	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Technology Drive, Second Floor Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

(346) 708-8272
(Registrant’s telephone number, including area code)

Rice Acquisition Corp.

102 East Main Street, Second Story

Carnegie, Pennsylvania 15106

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	LFG	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	LFG WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 15, 2021 (the “Closing Date”), the registrant consummated the previously announced business combinations pursuant to (i) the Business Combination Agreement, dated April 7, 2021 (as amended, the “Aria Merger Agreement”), by and among Rice Acquisition Corp., a Delaware corporation (“RAC”), Rice Acquisition Holdings LLC, a Delaware limited liability company and direct subsidiary of RAC (“RAC Opco”), LFG Intermediate Co, LLC, a Delaware limited liability company and direct subsidiary of RAC Opco (“RAC Intermediate”), LFG Buyer Co, LLC, a Delaware limited liability company and direct subsidiary of RAC Intermediate (“RAC Buyer”), Inigo Merger Sub, LLC, a Delaware limited liability company and direct subsidiary of RAC Buyer (“Aria Merger Sub”), Aria Energy LLC, a Delaware limited liability company (“Aria”), and Aria Renewable Energy Systems LLC, a Delaware limited liability company, pursuant to which, among other things, Aria Merger Sub was merged with and into Aria, with Aria surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Aria Merger Agreement, the “Aria Merger”), and (ii) the Business Combination Agreement, dated April 7, 2021 (as amended, the “Archaea Merger Agreement” and, together with the Aria Merger Agreement, the “Business Combination Agreements”), by and among RAC, RAC Opco, RAC Intermediate, RAC Buyer, Fezzik Merger Sub, LLC, a Delaware limited liability company and direct subsidiary of RAC Buyer (“Archaea Merger Sub”), Archaea Energy LLC, a Delaware limited liability company, and Archaea Energy II LLC, a Delaware limited liability company (“Archaea”), pursuant to which, among other things, Archaea Merger Sub was merged with and into Archaea, with Archaea surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Archaea Merger Agreement, the “Archaea Merger” and, together with the Aria Merger, the “Business Combinations”). The consummation of the Aria Merger was conditioned on the consummation of the Archaea Merger and vice versa.

The registrant has retained its “up-C” structure, whereby all of the equity interests in Aria and Archaea (together, the “Companies”) are held by RAC Buyer, all of the equity interests in RAC Buyer are held by RAC Intermediate, all of the equity interests in RAC Intermediate are held by RAC Opco and RAC’s only assets are its equity interests in RAC Opco. In connection with the consummation of the Business Combinations (the “Closing”), RAC was renamed Archaea Energy Inc. (the “Combined Company”) and Rice Acquisition Holdings LLC was renamed LFG Acquisition Holdings LLC (“Opco”).

Unless the context otherwise requires, in this Current Report on Form 8-K, the “registrant” and the “Company” refer to RAC prior to the Closing and to the Combined Company and its subsidiaries following the Closing.

Item 1.01 Entry into a Material Definitive Agreement.

Stockholders Agreement

On the Closing Date, pursuant to the terms of the Business Combination Agreements, RAC, RAC Opco, RAC Buyer, Rice Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and certain stockholders of the Combined Company that are affiliated with the Companies entered into a stockholders’ agreement (the “Stockholders Agreement”).

Pursuant to the terms of the Stockholders Agreement, among other things, (i) the board of directors of the Company (the “Board”) shall initially consist of seven members, (ii) the holders of a majority of the Company Interests (as defined in the Stockholders Agreement) held by the RAC Sponsor Holders (as defined in the Stockholders Agreement) will have the right to designate two directors for appointment or election to the Board during the term of the Stockholders Agreement, (iii) the Ares Investor (as defined in the Stockholders Agreement) will have the right to designate one director for appointment or election to the Board for so long as the Ares Investor holds at least 50% of the Registrable Securities (as defined in the Stockholders Agreement) held by it on the Closing Date, (iv) the Board shall take all necessary action to designate the person then serving as the Chief Executive Officer of the Company for appointment or election to the Board during the term of the Stockholders Agreement and (v) the Board will have the right to designate three independent directors (the “Independent Directors”) for appointment or election to the Board during the term of the Stockholders Agreement. Until the Ares Investor no longer holds at least 50% of the Registrable Securities held by it on the Closing Date, the Aria Holders have the right to consult on the persons to be designated as Independent Directors. If neither of the two directors nominated by the RAC Sponsor Holders are reasonably determined to be “independent directors,” the Board shall be permitted in its sole discretion to increase the size of the Board to nine members and to fill the two additional directorships with two additional “independent directors” nominated by the Board.

Additionally, pursuant to the terms of the Stockholders Agreement, the Company Holders (as defined in the Stockholders Agreement) were granted certain customary registration rights. Also, the Aria Holders (as defined in the Stockholders Agreement) are subject to a 180-day lock-up period on transferring their equity interests in the Company and Opco, while the Archaea Holders (as defined in the Stockholders Agreement) are subject to a lock-up period (x) ending on the date that is the two-year anniversary of the Closing Date solely with respect to the Company Interests distributed by Archaea Energy LLC after the one-year anniversary of the Closing Date to the Archaea Holders who are members of management of the Company as of the Closing or their Affiliates (as defined in the Stockholders Agreement) and (y) ending on the date that is the one-year anniversary of the Closing Date with respect to all other Company Interests issued to the Archaea Holders at the Closing other than those described in the immediately foregoing clause (x). The lock-up restrictions applicable to the Aria Holders are subject to early expiration based on the per share trading price of the Company’s Class A common stock, par value $0.0001 (the “Class A Common Stock”), as set forth in the Stockholders Agreement.

The foregoing description of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the copy of the Stockholders Agreement filed as Exhibit 10.13 hereto, which is incorporated herein by reference.

Credit Facility

On the Closing Date and upon consummation of the Business Combination, Archaea Energy Operating LLC, a Delaware limited liability company (f/k/a LFG Buyer Co, LLC) (“Archaea Borrower”), entered into a $470 million Revolving Credit and Term Loan Agreement (the “New Credit Agreement”) with a syndicate of lenders co-arranged by Comerica Bank. The New Credit Agreement provides for a senior secured revolving credit facility (the “Revolver”) with an initial commitment of $250 million and a senior secured term loan credit facility (the “Term Loan” and, together with the Revolver, the “Facilities”) with an initial commitment of $220 million. Pursuant to the New Credit Agreement, Archaea Borrower has the ability, subject to certain conditions, to draw upon the Revolver on a revolving basis up to the amount of the Revolver then in effect. As of the Closing Date, Archaea Borrower has an outstanding principal balance of approximately $220 million outstanding under the Term Loan, and Archaea Borrower has not drawn on the Revolver. Amounts available under the Revolver are reduced by any amounts outstanding under letters of credit. As of the Closing Date, the outstanding letters of credit are approximately $15.8 million.

The maturity date of the New Credit Agreement is the last to occur of (i) September 15, 2026, (ii) the date on which the commitments under the Revolver shall terminate in accordance with the New Credit Agreement (subject to any extensions, as applicable) and (iii) the date on which the commitments under the Term Loan shall terminate in accordance with the New Credit Agreement (subject to any extensions, as applicable). Interest on the Facilities is at a floating rate based on LIBOR or the administrative agent’s prime rate, at Archaea Borrower’s election, plus a tiered rate of 1.75% to 3.25% based on the applicable rate and type of loan. The floating rate based on LIBOR is subject to a 0.00% floor. The New Credit Agreement is secured by liens on substantially all of the assets of Archaea Borrower and certain of its subsidiaries. The New Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default typical for a financing of this type, including a consolidated total leverage ratio and a fixed charge coverage ratio covenant, tested quarterly.

The foregoing description of the New Credit Agreement is not complete and is qualified in its entirety by reference to the copy of the New Credit Agreement filed as Exhibit 10.17 hereto, which is incorporated herein by reference.

The lenders under the New Credit Agreement are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the lenders and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Archaea Borrower or its affiliates, for which they received or will receive customary fees and expenses. In addition, in the ordinary course of their various business activities, the lenders and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve Archaea Borrower’s and/or certain of its subsidiaries’ securities and instruments. The lenders and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Item 1.02 Termination of a Material Definitive Agreement.

On the Closing Date, and contemporaneously with entry into the New Credit Agreement, Archaea Borrower terminated the Credit Agreement, dated as of November 10, 2020 (as amended, restated and otherwise modified, the “Prior Archaea Credit Agreement”), among Archaea Holdings, LLC, Big Run Power Producers, LLC and Comerica Bank. In connection with the termination of the Prior Archaea Credit Agreement, on the Closing Date, all outstanding obligations for principal, interest and fees under the Prior Archaea Credit Agreement were paid off in full and all liens securing obligations under the Prior Archaea Credit Agreement were released.

On the Closing Date, and contemporaneously with entry into the New Credit Agreement, Archaea Borrower terminated the Promissory Note, dated as of November 10, 2020 (as amended, restated and otherwise modified, the “Prior Noble Note”), made by Archaea Holdings, LLC and Big Run Power Producers, LLC payable to Noble Environmental, Inc. In connection with the termination of the Prior Noble Note, on the Closing Date, all outstanding obligations for principal, interest and fees under the Prior Noble Note were paid off in full and all liens securing obligations under the Prior Noble Note were released.

On the Closing Date, and contemporaneously with entry into the New Credit Agreement, Archaea Borrower terminated the Credit Agreement, dated as of May 27, 2015 (as amended, restated and otherwise modified, the “Prior Aria Credit Agreement” and, together with the Prior Archaea Credit Agreement, the “Prior Credit Facilities”), among Aria Energy LLC, Aria Energy Operating LLC, Barclays Bank PLC, as administrative agent, Comerica Bank, as revolving administrative and collateral agent, and the other lenders from time to time party thereto. In connection with the termination of the Prior Aria Credit Agreement, on the Closing Date, all outstanding obligations for principal, interest and fees under the Prior Aria Credit Agreement were paid off in full and all liens securing obligations under the Prior Aria Credit Agreement were released.

The Prior Credit Facilities were replaced by the Facilities described in Item 1.01 above.

The lenders under the Prior Credit Facilities are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the lenders and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Archaea Borrower or its affiliates, for which they received or will receive customary fees and expenses. In addition, in the ordinary course of their various business activities, the lenders and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve Archaea Borrower’s and/or certain of its subsidiaries’ securities and instruments. The lenders and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

Pursuant to the Aria Merger Agreement, the aggregate merger consideration payable upon closing of the Aria Merger to Aria Holders was approximately $680.0 million, subject to certain adjustments set forth in the Aria Merger Agreement for, among other things, Aria’s cash, indebtedness, unpaid transaction expenses and certain capital expenditures (the “Aria Closing Merger Consideration”). The Aria Closing Merger Consideration consisted of both cash consideration and consideration in the form of newly issued Opco Class A units and newly issued shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”). The cash component of the Aria Closing Merger Consideration was an amount equal to $450.0 million, subject to certain adjustments set forth in the Aria Merger Agreement. The remainder of the Aria Closing Merger Consideration consisted of 23.0 million Opco Class A units and 23.0 million shares of Class B Common Stock.

Pursuant to the Archaea Merger Agreement, the aggregate merger consideration payable upon closing of the Archaea Merger to Archaea Holders was approximately $347.0 million, subject to certain adjustments set forth in the Archaea Merger Agreement for, among other things, Archaea’s cash, indebtedness, unpaid transaction expenses and certain capital expenditures (the “Archaea Closing Merger Consideration”). The Archaea Closing Merger Consideration consisted of newly issued Opco Class A units and newly issued shares of Class B Common Stock based on a value of $10.00 per share.

The material terms and conditions of the Business Combination Agreements are described in greater detail in the section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2021 (the “Proxy Statement”) entitled “Proposal No. 1 – The Business Combination Proposal” beginning on page 91, which information is incorporated herein by reference.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose only assets consist of equity interests in Aria and Archaea.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the information incorporated herein by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “intend,” “plan,” “believe” and other similar words. Forward-looking statements may relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements concerning market conditions and trends, earnings, performance, strategies, prospects and other aspects of the business of the Company. Forward looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of the Company, and such statements involve known and unknown risks, uncertainties and other factors.

The risks and uncertainties that could cause those actual results to differ materially from those expressed or implied by these forward looking statements include, but are not limited to: (a) the ability to recognize the anticipated benefits of the Business Combinations and any transactions contemplated thereby, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its management and key employees; (b) the possibility that the Company may be adversely affected by other economic, business and/or competitive factors; (c) the Company’s ability to develop and operate new projects; (d) the reduction or elimination of government economic incentives to the renewable energy market; (e) delays in acquisition, financing, construction and development of new projects; (f) the length of development cycles for new projects, including the design and construction processes for the Company’s projects; (g) the Company’s ability to identify suitable locations for new projects; (h) the Company’s dependence on landfill operators; (i) existing regulations and changes to regulations and policies that affect the Company’s operations; (j) decline in public acceptance and support of renewable energy development and projects; (k) demand for renewable energy not being sustained; (l) impacts of climate change, changing weather patterns and conditions, and natural disasters; (m) the ability to secure necessary governmental and regulatory approvals; and (n) other risks and uncertainties indicated in the Proxy Statement, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company.

Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business and Properties

The information set forth in the section of the Proxy Statement entitled “Information About The Combined Company” beginning on page 169 is incorporated herein by reference.

The Company’s principal executive office is located at 500 Technology Drive, Second Floor, Canonsburg, PA 15317. We currently own and operate 23 projects, 10 of which are renewable natural gas (“RNG”) projects and 13 of which are Renewable Electricity (“LFGTE” or “REG”) projects. We typically secure our biogas feedstock through long-term fuel supply agreements and property lease agreements with biogas site hosts.

RNG Projects

Site	Location	Plant Capacity - MMBtu/day	Pre-Closing Operating Company	Pre-Closing Operating Segment
Butler*	David City, NE	790	Aria	RNG
Boyd County Landfill*	Ashland, KY	2,600	Archaea	RNG
Canton (JV)	Canton, MI	2,620	Aria	RNG
KC LFG*	Johnson County, KS	3,480	Aria	RNG
North Shelby (JV)	Millington, TN	2,020	Aria	RNG
Oklahoma City*	Oklahoma City, OK	1,970	Aria	RNG
SE Oklahoma City (JV)	Oklahoma City, OK	2,000	Aria	RNG
Seneca Gas*	Waterloo, NY	4,000	Aria	RNG
South Shelby (JV)	Memphis, TN	4,000	Aria	RNG
SWACO*	Grove City, OH	4,000	Aria	RNG
Total		27,480

*	Project pledged as collateral in connection with the New Credit Agreement.

Renewable Electricity Projects

Site	Location	Plant Capacity (MW)	Pre-Closing Operating Company	Pre-Closing Operating Segment
Colonie*	Cohoes, NY	6.4	Aria	LFGTE
County Line*	Argos, IN	7.5	Aria	LFGTE
DANC*	Rodman, NY	6.4	Aria	LFGTE
Erie*	Erie, CO	3.2	Aria	LFGTE
Fulton*	Johnstown, NY	3.2	Aria	LFGTE
Hernando County*	Brooksville, FL	1.6	Aria	LFGTE
Model City*	Youngstown, NY	5.6	Aria	LFGTE
Modern*	Youngstown, NY	4.8	Aria	LFGTE
Ontario*	Stanley, NY	11.2	Aria	LFGTE
PEI Power*	Archbald, PA	84.0	Archaea	REG
Sarasota*	Nokomis, FL	6.4	Aria	LFGTE
Seneca Power*	Waterloo, NY	17.6	Aria	LFGTE
Sunshine Canyon (JV)	Sylmar, CA	19.4	Aria	LFGTE
Total owned		177.3

*	Project pledged as collateral in connection with the New Credit Agreement.

Risk Factors

The information set forth in the section of the Proxy Statement entitled “Risk Factors” beginning on page 35 is incorporated herein by reference.

Financial Information

Unaudited Condensed Financial Statements

The unaudited condensed financial statements as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 of Archaea Energy LLC and Aria set forth in Exhibit 99.1 and Exhibit 99.2 hereto, respectively, have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to SEC regulations. The condensed financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of Archaea Energy LLC and Aria’s financial position, results of operations and cash flows for the periods indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year.

These unaudited condensed financial statements should be read in conjunction with the historical audited financial statements of Archaea Energy LLC and Aria as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018, and the related notes, included in the Proxy Statement, which are incorporated by reference herein, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Archaea,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Aria” included therein and the section titled “Management’s Discussion and Analysis of Financial Condition” included herein.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition

The information set forth in the section of the Proxy Statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Aria” beginning on page 180 is incorporated herein by reference. The information set forth in the section of the Proxy Statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Archaea” beginning on page 205 is incorporated herein by reference. The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Archaea Energy LLC and Aria for the six months ended June 30, 2021 and 2020 are included in Exhibit 99.4 and Exhibit 99.5 hereto, respectively, and are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of the Company’s common stock as of the Closing Date by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock;

●	each of the Company’s named executive officers and directors; and

●	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days.

The percentage of beneficial ownership is based on the 115,128,930 shares of Company’s Class A Common Stock and Class B common stock issued and outstanding as of the Closing Date.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 500 Technology Drive, Second Floor, Canonsburg, PA 15317. Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name	Number of Shares	Ownership Percentage
Archaea Energy LLC	20,010,231	17.4
Aria Renewable Energy Systems LLC(1)	21,700,392	18.8
Shalennial Fund I, L.P.(2)	25,888,541	22.5
Nicholas Stork(3)	4,071,711	3.5
Richard Walton(4)	3,275,429	2.8
Brian McCarthy(5)	530,855	*
J. Kyle Derham(6)	5,569,787	4.8
Kathryn Jackson	30,000	*
Joseph Malchow	30,000	*
Scott Parkes(7)	—	—
Daniel Joseph Rice, IV(6)(8)	31,423,328	27.3
James Torgerson	30,000	*
All directors and executive officers as a group (11 individuals)	37,257,604	32.3

*	less than 1%
(1)	Shares of Class B Common Stock are held directly by Aria Renewable Energy Systems LLC (“Aria RES”). Aria RES is indirectly controlled by United States Power Fund III, L.P. (“USP Fund III”) and EIF United States Power Fund IV, L.P. (“EIF USP Fund IV” and, together with USP Fund III, the “Ares Funds”). The general partner of USP Fund III is EIF US Power III, LLC, and the managing member of EIF US Power III, LLC is Ares EIF Management LLC. The general partner of EIF USP Fund IV is EIF US Power IV, LLC, and the managing member of EIF US Power IV, LLC is Ares EIF Management LLC. The sole member of Ares EIF Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. (“Ares Management Holdings”) and the general partner of Ares Management Holdings is Ares Holdco LLC (“Ares Holdco”). The sole member of Ares Holdco is Ares Management Corporation (“Ares Management”). Ares Management GP LLC (“Ares Management GP”) is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management (the “Ares Class B Common Stock”) and Ares Voting LLC (“Ares Voting”) is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management (the “Ares Class C Common Stock”). Pursuant to Ares Management’s Certificate of Incorporation, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management if certain conditions are met. The sole member of both Ares Management GP and Ares Voting is Ares Partners Holdco LLC (“Ares Partners” and, together with Aria RES, the Ares Funds, EIF US Power III, LLC, EIF US Power IV, LLC, Ares EIF Management LLC, Ares Management LLC, Ares Management Holdings, Ares Holdco, Ares Holdings, Ares Management, Ares Management GP and Ares Voting, the “Ares Entities”). Ares Partners is managed by a board of managers, which is composed of Michael J. Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Board Member”). Mr. Ressler generally has veto authority over decisions of the Ares Board Members. Each of the Ares Entities (other than Aria Renewable Energy Systems LLC, solely with respect to the shares held directly by it) and the Ares Board Members and the other partners, affiliates, members and managers thereof expressly disclaims beneficial ownership of the shares of Class B Common Stock. The address of each Ares Entity (other than each Ares Fund) is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067. The address of each of the Ares Funds is Three Charles River Place, Suite 101, 63 Kendrick Street, Needham, MA 02494, c/o Ares Management LLC.

(2)	Consists of (i) 5,878,310 shares of Class B Common Stock held of record by Shalennial Fund I, L.P. and (b) 20,010,231 shares of Class B Common Stock held of record by Archaea Energy LLC. Archaea Energy LLC is majority-owned and controlled by Shalennial Fund I, L.P. One year after the closing of the Business Combinations, as a Series B member of Archaea Energy LLC, Shalennial Fund I, L.P. will be entitled to receive a portion of the 20,010,231 shares of Class B Common Stock to be held of record by Archaea Energy LLC immediately after the closing of the Business Combinations. The number of such shares to be received by Shalennial Fund I, L.P. is based on the 30-day volume weighted average price of the shares of Class A Common Stock on such one-year anniversary. For illustrative purposes, assuming such price is $10 per share, Shalennial Fund I, L.P. would be entitled to receive 9,077,220 shares of Class B Common Stock. A lower price would increase the number of shares that Shalennial Fund I, L.P. and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding decrease in the number of shares that entities affiliated with certain members of Archaea Energy LLC management (as the Series A members of Archaea Energy LLC) would be entitled to receive. A higher price would decrease the number of shares that Shalennial Fund I, L.P. and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding increase in the number of shares that entities affiliated with certain members of Archaea Energy LLC management (as the Series A members of Archaea Energy LLC) would be entitled to receive. For example, for illustrative purposes, assuming such price increases to $20 per share, Shalennial Fund I, L.P. would only be entitled to receive 6,787,170 shares of Class B Common Stock.

(3)	Consists of (i) 1,632,864 shares of Class B Common Stock held of record by Struan & Company, LLC, for which Mr. Stork serves as a manager, (ii) 1,592,565 shares of Class B Common Stock held of record by Rothwell-Gornt, LLC, a limited liability company controlled by Mr. Stork, (iii) 796,282 shares of Class B Common Stock held of record by Stork Partners, LLC, a limited liability company controlled by Mr. Stork, and (iv) 50,000 shares of Class A Common Stock purchased in the PIPE Financing (as defined below). Mr. Stork disclaims beneficial ownership of shares owned of record by Struan & Company LLC, Rothwell-Gornt, LLC and Stork Partners, LLC, except to the extent of his pecuniary interests therein. One year after the closing of the Business Combinations, as a Series B member of Archaea Energy LLC, Struan & Company, LLC, and, as a Series A member of Archaea Energy LLC, Rothwell-Gornt, LLC, will be entitled to receive a portion of the 20,010,231 shares held by Archaea Energy LLC. The number of such shares to be received by Struan & Company, LLC and Rothwell-Gornt, LLC is based on the 30-day volume weighted average price of the shares of Class A Common Stock on such one-year anniversary. For purposes of this table, we have assumed such price is $10 per share, in which case, Struan & Company, LLC would be entitled to receive 2,521,450 shares of Class B Common Stock, Rothwell-Gornt, LLC would be entitled to receive 2,527,000 shares of Class B Common Stock and Stork Partners, LLC would be entitled to receive 1,263,500 shares of Class B Common Stock. A lower price would increase the number of shares that Struan & Company, LLC and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding decrease in the number of shares that entities affiliated with certain members of Archaea Energy LLC management, including Rothwell-Gornt, LLC and Stork Partners, LLC (as the Series A members of Archaea Energy LLC) would be entitled to receive. A higher price would decrease the number of shares that Struan & Company, LLC and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding increase in the number of shares that entities affiliated with certain members of Archaea Energy LLC management (as the Series A members of Archaea Energy LLC) would be entitled to receive. For illustrative purposes, assuming such price increases to $20 per share, Struan & Company, LLC would only be entitled to receive 1,885,325 shares of Class B Common Stock, while Rothwell-Gornt, LLC would be entitled to receive 3,505,654 shares of Class B Common Stock and Stork Partners, LLC would be entitled to receive 1,752,827 shares of Class B Common Stock. Because Struan & Company, LLC, Rothwell-Gornt, LLC and Stork Partners, LLC have no voting or investment power over the shares held by Archaea Energy LLC, these shares are not reflected in the table above.

(4)	Consists of (i) 1,632,864 shares of Class B Common Stock held of record by Struan & Company, LLC, for each of which Mr. Walton serves as a manager, (ii) 1,592,565 shares of Class B Common Stock held of record by Green Eyed Devil LLC, a limited liability company controlled by Mr. Walton, and (iii) 50,000 shares of Class A Common Stock purchased in the PIPE Financing. Mr. Walton disclaims beneficial ownership of shares owned of record by Struan & Company LLC, except to the extent of his pecuniary interests therein. One year after the closing of the Business Combinations, as a Series B member of Archaea Energy LLC, Struan & Company, LLC, and, as a Series A member of Archaea Energy LLC, Green Eyed Devil LLC, will be entitled to receive a portion of the 20,010,231 shares held by Archaea Energy LLC. The number of such shares to be received by Struan & Company, LLC and Green Eyed Devil LLC is based on the 30-day volume weighted average price of the shares of Class A Common Stock on such one-year anniversary. For purposes of this table, we have assumed such price is $10 per share, in which case, Struan & Company, LLC would be entitled to receive 2,521,450 shares of Class B Common Stock and Green Eyed Devil LLC would be entitled to receive 2,527,000 shares of Class B Common Stock. A lower price would increase the number of shares that Struan & Company, LLC and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding decrease in the number of shares that entities affiliated with certain members of Archaea Energy LLC management, including Green Eyed Devil LLC (as the Series A members of Archaea Energy LLC) would be entitled to receive. A higher price would decrease the number of shares that Struan & Company, LLC and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding increase in the number of shares that entities affiliated with certain members of Archaea Energy LLC management (as the Series A members of Archaea Energy LLC) would be entitled to receive. For illustrative purposes, assuming such price increases to $20 per share, Struan & Company, LLC would only be entitled to receive 1,885,325 shares of Class B Common Stock, while Green Eyed Devil LLC would be entitled to receive 3,505,654 shares of Class B Common Stock. Because Struan & Company, LLC and Green Eyed Devil LLC have no voting or investment power over the shares held by Archaea Energy LLC, these shares are not reflected in the table above.

(5)	Consists of 530,855 shares of Class B Common Stock held of record by McCarthy Biogas Holdings LLC, a limited liability company controlled by Mr. McCarthy.

(6)	Includes 2,500 shares of Class A Common Stock and 5,532,287 shares of Class B Common Stock held of record by Rice Acquisition Sponsor LLC. Messrs. Rice and Derham are the managing members of Rice Acquisition Sponsor LLC. Messrs. Rice and Derham disclaim any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(7)	Scott Parkes is a Principal at Ares Management LLC, which indirectly controls United States Power Fund III, L.P. (“USP Fund III”) and EIF United States Power Fund IV, L.P. (“EIF USP Fund IV” and, together with USP Fund III, the “Ares Funds”). Mr. Parkes disclaims any beneficial ownership of the shares owned by the Ares Funds, except to the extent of any pecuniary interest therein.
(8)	Includes 20,010,231 shares held of record by Archaea Energy LLC and 5,878,310 shares held of record by Shalennial Fund I, L.P. Archaea Energy LLC is majority-owned and controlled by Shalennial Fund I, L.P. Mr. Rice is the sole managing member of Rice Investment Group UGP, LLC, which is the general partner of both (i) Shalennial GP I, L.P. (the general partner of Shalennial Fund I, L.P.) and (ii) Rice Investment Group, L.P. (the management company for Shalennial Fund I, L.P.). Mr. Rice disclaims any beneficial ownership of the shares held of record by Archaea Energy LLC or Shalennial Fund I, L.P., except to the extent of any pecuniary interest therein. Does not include 330,000 shares purchased in the PIPE Financing by Daniel J. Rice IV 2018 Irrevocable Trust because the trustee, rather than Mr. Rice, has voting and investment power over such shares.

Directors and Executive Officers

Information with respect to the Company’s directors immediately after the Closing, including biographical information regarding these individuals, is set forth in the Proxy Statement in the section entitled “Proposal No. 4 — The Director Election Proposal” beginning on page 154, which information is incorporated herein by reference. At the Company’s special meeting of stockholders on September 9, 2021, Dr. Jackson and Messrs. Derham and Parkes were elected to serve as Class I directors with a term expiring at the Company’s 2022 annual meeting of stockholders, Messrs. Malchow and Rice were elected to serve as Class II directors with a term expiring at the Company’s 2023 annual meeting of stockholders, and Messrs. Stork and Torgerson were elected to serve as Class III directors with a term expiring at the Company’s 2024 annual meeting of stockholders, in each case assuming the consummation of the Business Combinations.

Dr. Jackson and Messrs. Malchow and Torgerson serve as members of the Audit Committee of the Board (the “Audit Committee”), with Mr. Torgerson serving as its chairperson. Messrs. Derham, Malchow and Parkes serve as members of the Compensation Committee of the Board (the “Compensation Committee”), with Mr. Malchow serving as its chairperson. Dr. Jackson and Messrs. Rice and Torgerson serve as members of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), with Dr. Jackson serving as its chairperson. Information with respect to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is set forth in the Proxy Statement in the section entitled “Management After the Business Combinations – Committees of the Board of Directors” beginning on page 227, which information is incorporated herein by reference.

Information regarding the Company’s executive officers and significant employees upon consummation of the Business Combinations is set forth below. Each of the Company’s executive officers were appointed to their respective positions listed below effective upon the consummation of the Business Combinations.

Name	Age	Position
Nicholas Stork*	37	Chief Executive Officer and Director
Richard Walton*	38	President
Eric Javidi*	42	Chief Financial Officer
Lindsay Ellis*	34	General Counsel and Secretary
Chad Bellah*	44	Chief Accounting Officer
Brian McCarthy	37	Chief Investment Officer

*	Denotes an executive officer.

Nicholas Stork — Chief Executive Officer and director. Mr. Stork served as co-founder, Chief Executive Officer and a director of Archaea Energy LLC from its founding in November 2018. Since November 2016, Mr. Stork has also served as Chief Financial Officer and a director of Noble Environmental, Inc. (“Noble”), an industry-leading environmental services company focused on providing innovative solutions to solid waste management companies, and Managing Partner of Noble House Capital, where he is responsible for investing and business development in the Appalachian Basin. From 2013 to 2016, Mr. Stork served as a Principal with Baleen Capital Management, a global value investment firm. Mr. Stork is a graduate of Dartmouth College.

Richard Walton — President. Mr. Walton has served as co-founder and President of Archaea Energy LLC from its founding in November 2018. Since November 2016, Mr. Walton has also served as Chief Executive Officer and a director of Noble. From September 2013 until June 2017, Mr. Walton was Chief Executive Officer of Redstone International, a services company that specializes in deep foundations, earth retention, shoring systems and grouting solutions. Mr. Walton also held various positions with private equity and investment banking firms. Mr. Walton is a graduate of Dartmouth College with a B.A. in Economics.

Eric Javidi — Chief Financial Officer. Mr. Javidi has served as Chief Financial Officer of Archaea Energy LLC since May 2021. Prior to joining Archaea Energy LLC, Mr. Javidi was Chief Financial Officer of CrossAmerica Partners LP, a leading wholesale distributor of motor fuels and owner and lessor of real estate used in the retail distribution of motor fuels, from November 2020 through April 2021. Prior to joining CrossAmerica, Mr. Javidi served as President and Chief Executive Officer of Southcross Holdings GP, LLC, the general partner of Southcross Holdings, LP, an energy infrastructure company that provides natural gas gathering, treating, processing and transportation services. Southcross Holdings owned the general partner of Southcross Energy Partners, L.P., a publicly traded Delaware limited partnership. Mr. Javidi was at Southcross from June 2019 to July 2020, where he led the successful strategic dissolution of the company. Prior to Southcross, from April 2015 to March 2019, Mr. Javidi was a Managing Director at Kayne Anderson Capital Advisors, LP, an alternative investment management firm focused on real estate, credit, infrastructure/energy, renewables and growth equity. Mr. Javidi also worked as an investment banker at UBS, Barclays and Lehman Brothers, focused on M&A and capital markets activity in the energy infrastructure space. Mr. Javidi holds a bachelor’s degree with majors in Economics and Psychology from the University of California, Davis and has an M.B.A. from Duke University — The Fuqua School of Business with emphasis in Finance & Accounting as well as Financial Analysis.

Lindsay Ellis — General Counsel and Secretary. Mrs. Ellis has served as the General Counsel and Secretary of Archaea Energy LLC since July 2021. Prior to joining Archaea Energy LLC, Mrs. Ellis was the Associate General Counsel at EagleClaw Midstream Ventures, LLC, a large privately-owned midstream operator, from February 2019 until July 2021. From February 2018 through February 2019, Mrs. Ellis practiced corporate law at Gibson, Dunn & Crutcher LLP representing public and private companies in capital markets offerings and mergers and acquisitions. Prior to joining Gibson Dunn, Mrs. Ellis served as the Associate General Counsel at Rice Energy Inc. and Rice Midstream Partners LP from February 2015 until Rice Energy Inc.’s merger with EQT Corporation in November 2017. From September 2012 through February 2015, Mrs. Ellis practiced corporate law at Vinson & Elkins LLP serving public and private companies, primarily in the oil and natural gas industry. Mrs. Ellis received a Bachelor of Arts in Political Science and Communication Studies from Southwestern University and a Doctor of Jurisprudence from the University of Houston Law Center.

Chad Bellah — Chief Accounting Officer. Mr. Bellah has served as Chief Accounting Officer of Archaea Energy LLC since June 2021. From July 2020 to June 2021, Mr. Bellah served as a freelance accounting consultant, including Vice President, Controller of Penn America Energy Holdings LLC, a liquified natural gas energy project development company. From November 2007 to May 2020, Mr. Bellah served in various accounting positions with Anadarko Petroleum Corporation, including Director of Accounting Policy from November 2018 to May 2020, International Accounting Finance Manager from July 2016 to November 2018, Finance Director of Anadarko Algeria Company based in London from April 2013 to July 2016. Prior to joining Anadarko, Mr. Bellah worked as an Audit Manager in Houston for Ernst & Young LLP, serving large clients in the airlines and oil and gas industry. Mr. Bellah is a licensed Certified Public Accountant in the State of Texas and a graduate of Texas A&M University with a B.B.A. in Accounting and an M.S. in Finance.

Brian McCarthy — Chief Investment Officer. Mr. McCarthy has served as Chief Investment Officer of Archaea Energy LLC since May 2021. From January 2019 to May 2021, Mr. McCarthy served as Archaea Energy LLC’s Chief Financial Officer. Mr. McCarthy is also a Partner at Saltonstall & Co., a Boston-based financial services company and minority owner of Archaea Energy LLC, where he has been employed since 2013. Previously, Mr. McCarthy was an analyst with Stevens Capital Management, Schneider Capital Management and Goldman Sachs. Mr. McCarthy is a graduate of the University of Pennsylvania where he studied Physics and Economics.

Compensation Committee Interlocks and Insider Participation

Except as provided in the following sentence, none of the Company’s executive officers currently serve, or in the past year have served, as members of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s board of directors. Both Messrs. Stork and Walton, two of our executive officers, are controlling stockholders and officers (and Mr. Stork is also a director) of Noble Environmental, Inc.

Executive Compensation

The compensation of the Company’s named executive officers before the consummation of the Business Combinations is described in the Proxy Statement in the section entitled “Executive Compensation” beginning on page 231, which information is incorporated herein by reference.

On September 9, 2021, the stockholders of the Company approved the Archaea Energy Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”), which become effective upon the Closing. The material terms of the 2021 Plan are described in the Proxy Statement in the section entitled “Proposal No. 5 – The Incentive Plan Proposal” beginning on page 157, which information is incorporated herein by reference.

In connection with the Business Combinations, the Board and its Compensation Committee approved a one-time grant of restricted stock units (“RSUs”) under the 2021 Plan to certain executive officers and in the amounts below, which will be granted following the filing of a registration statement on Form S-8 with respect to the 2021 Plan:

Executive Officer	Number of RSUs
Chad Bellah	33,333
Eric Javidi	62,750
Lindsay Ellis	33,333

Each of these RSU grants will vest in full on the third anniversary of the Closing Date, subject to the executive’s continuous service through that date.

In addition, the Company approved a grant of 140,000 fully vested shares of Class A Common Stock to Eric Javidi, which will be granted following the filing of a registration statement on Form S-8 with respect to the 2021 Plan.

The foregoing summary description of the RSU grants and Mr. Javidi’s fully vested share grant does not purport to be complete and is qualified in its entirety by the forms of award agreements for such grants attached hereto as Exhibit 10.15 and Exhibit 10.16 to this Current Report on Form 8-K, which are incorporated herein by reference.

Director Compensation

In connection with the Business Combinations, the Company adopted a new non-employee director compensation policy, which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of its stockholders. The new policy will provide the following compensation for non-employee directors going forward:

●	an annual cash retainer of $75,000 for each non-employee director, paid quarterly in arrears and prorated for the non-employee director’s period of service on the Board; and

●	commencing January 1, 2022, an annual equity award with grant date fair value of $125,000 for each non-employee director, granted in the form of restricted stock units that will vest on the one-year anniversary of the grant date, subject to the director’s continuous service through the vesting date.

In addition, the Board approved a one-time grant of RSUs under the 2021 Plan to each of the Company’s non-employee directors with a grant date fair value of $36,986.30, representing a prorated portion of the annual equity grant for the period during 2021 calendar year beginning on the Closing Date, to be granted following the filing of a registration statement on Form S-8 with respect to the 2021 Plan. Each such grant of RSUs will vest in full on January 1, 2022, subject to the director’s continuous service through that date.

The foregoing summary description of the RSU grants to the non-employee directors does not purport to be complete and is qualified in its entirety by the form of award agreement for such grants attached hereto as Exhibit 10.15 to this Current Report on Form 8-K, which is incorporated by reference herein.

Under the 2021 Plan, in any single fiscal year, a non-employee director generally may not be granted awards for such individual’s service on the board of directors of the Company having a value that, together with cash fees paid or other compensation provided to such individual for service on the Board, exceeds $500,000.

Certain Relationships and Related Party Transactions

The information set forth in the section of the Proxy Statement entitled “Certain Relationships and Related Party Transactions” beginning on page 257 and the information set forth under the heading “Stockholders Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Director Independence

NYSE listing standards require that a majority of the members of the Board be comprised of independent directors. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors of such company, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Company currently has six “independent directors” as defined in the NYSE listing standards and applicable SEC rules and as determined by the Board using its business judgment: Dr. Jackson and Messrs. Derham, Malchow, Parkes, Rice and Torgerson.

Legal Proceedings

Information about legal proceedings is set forth in the section of the Proxy Statement entitled “Information About the Combined Company – Legal Proceedings” beginning on page 179, which information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Following the Closing, on September 16, 2021, the Class A Common Stock and publicly traded warrants of the Company were listed on the NYSE under the symbols “LFG” and “LFG WS”, respectively. The public units of the Company automatically separated into the component securities upon consummation of the Business Combinations and, as a result, no longer trade as a separate security.

Recent Sales of Unregistered Securities

On April 7, 2021, in connection with its entry into the Business Combination Agreements, the Company entered into subscription agreements (each, an “Initial Subscription Agreement”) with certain investors (the “Initial PIPE Investors”) pursuant to which, among other things, the Initial PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Initial PIPE Investors, an aggregate of 30.0 million shares of the Company’s Class A Common Stock for an aggregate purchase price of $300.0 million ($10.00 per share), on the terms and subject to the conditions set forth therein (the “Initial PIPE Financing”). Each Initial Subscription Agreement contains customary representations and warranties of the Company, on the one hand, and the Initial PIPE Investor, on the other hand, and customary conditions to closing, including the substantially concurrent consummation of the Business Combinations. The form of the Initial Subscription Agreement is attached hereto as Exhibit 10.10, and the foregoing description of the Initial Subscription Agreements is not complete and is subject to, and qualified in its entirety by, reference to such form.

On September 13, 2021, due to the expectation that one of the Initial PIPE Investors would not be able to fulfill its $25.0 million commitment for 2.5 million shares ($10.00 per share) in the Initial PIPE Financing, the Company entered into additional subscription agreements (each, a “Follow-On Subscription Agreement”) with certain investors (the “Follow-On PIPE Investors” and, together with the Initial PIPE Investors, the “PIPE Investors”) pursuant to which, among other things, the Follow-On PIPE Investors agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to the Follow-On PIPE Investors, an aggregate of approximately 1.7 million newly issued shares of the Company’s Class A Common Stock for an aggregate purchase price of $25.0 million ($15.00 per share), on the terms and subject to the conditions set forth therein (the “Follow-On PIPE Financing” and, together with the Initial PIPE Financing, the “PIPE Financing”). Each Follow-On Subscription Agreement is substantially identical to the form of Initial Subscription Agreement.

Additionally, on April 7, 2021, RAC, RAC OpCo, Sponsor and Atlas Point Energy Infrastructure Fund, LLC, a Delaware limited liability company (“Atlas”), entered into an Amendment to Forward Purchase Agreement (the “FPA Amendment”) pursuant to which the Forward Purchase Agreement, dated as of September 30, 2020 (the “Original FPA Agreement” and, together with the FPA Amendment, the “FPA”), by and among such parties was amended to provide that Atlas shall purchase a total of $20.0 million of Forward Purchase Securities (as defined in the Original FPA Agreement) and the Forward Purchase Warrants (as defined in the Original FPA Agreement) will consist of one-eighth of one redeemable warrant (where each whole redeemable warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share). Atlas satisfied its obligation to purchase the Forward Purchase Securities by participating in the PIPE Financing, and upon consummation of the Business Combinations, Atlas received 250,000 warrants (each exercisable for one share of Class A Common Stock at a price of $11.50).

In addition, the description of the Aria Closing Merger Consideration and the Archaea Closing Merger Consideration under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference, and information regarding unregistered sales of the Company’s securities is set forth in Part II, Item 5 of the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2021 and the amendment thereto filed with the SEC on May 13, 2021 and Item 3.02 of the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2021.

The issuances of the shares of the Class B Common Stock issued as Aria Closing Merger Consideration and Archaea Closing Merger Consideration, the shares of Class A Common Stock issued in the PIPE Financing and the warrants to Atlas pursuant to the FPA were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Description of the Company’s Securities

Information regarding the Class A Common Stock and the Company’s warrants is included in the section of the Proxy Statement entitled “Description of Securities” beginning on page 234, which information is incorporated herein by reference.

The Company has authorized 1,100,000,000 shares of capital stock, consisting of (i) 1,090,000,000 shares of Common Stock, consisting of 900,000,000 shares of Class A Common Stock, par value $0.0001 per share, and 190,000,000 shares of Class B Common Stock, par value $0.0001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the Closing Date, upon consummation of the Business Combinations and the PIPE Financing, there were approximately 52,847,195 shares of Class A Common Stock outstanding held of record by approximately 99 holders, approximately 62,281,735 shares of Class B Common Stock outstanding held of record by approximately 20 holders, no shares of preferred stock outstanding, and warrants to purchase approximately 18,883,500 shares of Class A Common Stock outstanding held of record by approximately three holders. Such holder numbers do not include The Depository Trust Company participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

Further information about the indemnification of the Company’s directors and officers is set forth in the section of the Proxy Statement entitled “RAC Current Management and Board of Directors – Limitation on Liability and Indemnification of Officers and Directors” on page 224, which information is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth in Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Aria Closing Merger Consideration and the Archaea Closing Merger Consideration set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuances of the shares of Class B Common Stock issued as Aria Closing Merger Consideration and Archaea Closing Merger Consideration, the shares of Class A Common Stock issued in the PIPE Financing and the warrants to Atlas pursuant to the FPA were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Item 3.03 Material Modification to Rights of Security Holders.

On the Closing Date, the Company filed the Amended and Restated Certificate of Incorporation of the Company (the “A&R Certificate”) with the Secretary of State of the State of Delaware and the Certificate of Amendment of the Certificate of Incorporation of the Company (the “Certificate Amendment”), both of which became effective on such date. The material terms of the A&R Certificate and the general effect upon the rights of holders of the Company’s capital stock are described in the sections of the Proxy Statement entitled “Proposal No. 3 – The Charter Proposal and the Governance Proposals” beginning on page 152, which information is incorporated herein by reference. A copy of the A&R Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Certificate Amendment was filed to change the name of the Company from Rice Acquisition Corp. to Archaea Energy Inc. A copy of the Certificate Amendment is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, upon the Closing, pursuant to the terms of the Business Combination Agreements, the Company amended and restated its bylaws, effective on the Closing Date, to, among other things, change the name of the Company from Rice Acquisition Corp. to Archaea Energy Inc., provide additional procedures for advance notice for business and nominations of directors at annual meetings of stockholders, add provisions to unify with the Stockholders Agreement and remove provisions that are no longer applicable (e.g., those that by their terms applied only prior to the Company’s initial public offering). A copy of the Company’s Amended and Restated Bylaws is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Previous independent registered public accounting firm

On September 20, 2021, the Audit Committee dismissed WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combinations.

The report of Withum on the financial statements of RAC as of December 31, 2020, and for the period from September 1, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report emphasized the restatement of RAC’s financial statements due to its change in accounting for warrants.

During the period from September 1, 2020 (inception) through December 31, 2020, and the subsequent period through the date of Withum’s dismissal , there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

During the period from September 1, 2020 (inception) through December 31, 2020, and the subsequent period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above in this Item 4.01(a). A copy of Withum’s letter, dated September 21, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New independent registered public accounting firm

On September 20, 2021, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the year ending December 31, 2021. KPMG served as the independent registered public accounting firm of Archaea Energy LLC and Aria prior to the Closing. During the years ended December 31, 2020 and December 31, 2019 and the subsequent interim period prior to engaging KPMG, the Company did not consult with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement of any type described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Item 5.01 Changes in Control of Registrant.

The information set forth in the “Introductory Note” and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers before and after the consummation of the Business Combinations is set forth in the Proxy Statement in the sections entitled “Information About the Combined Company – Our Management Team” beginning on page 178 and “Management After the Business Combinations” beginning on page 225 and “Proposal No. 4 – The Director Election Proposal” beginning on page 154, which are incorporated herein by reference.

The information regarding the Company’s officers and directors set forth under the headings “Directors and Executive Officers” and “Executive Compensation” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Closing, each of the Company’s executive officers prior to the Closing resigned from his respective position as an executive officer of the Company, in each case effective as of the effective time of the Closing.

Director Compensation

The information set forth under the heading “Director Compensation” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combinations, which fulfilled the definition of an “initial business combination” as required by the Company’s Amended and Restated Certificate of Incorporation, the Company ceased to be a shell company upon the Closing. The material terms of the Business Combinations are described in the section of the Proxy Statement entitled “Proposal No. 1 – The Business Combination Proposal” beginning on page 91, which information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The consolidated financial statements of Aria Energy LLC, together with the notes thereto, included in the Proxy Statement on pages F-74 through F-101 and the consolidated financial statements of Archaea Energy LLC, together with the notes thereto, included in the Proxy Statement on pages F-130 through F-155 are incorporated by reference into this Current Report on Form 8-K.

The unaudited consolidated financial statements of Archaea Energy LLC as of June 30, 2021 and for the six months ended June 30, 2021, together with the notes thereto, are filed as Exhibit 99.1 and incorporated herein by reference. The unaudited consolidated financial statements of Aria Energy LLC as of June 30, 2021 and for the six months ended June 30, 2021, together with the notes thereto, are filed as Exhibit 99.2 and incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of June 30, 2021 and for the six months ended June 30, 2021 and for the year ended December 31, 2020 is filed as Exhibit 99.3 and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
2.1+	Business Combination Agreement, dated as of April 7, 2021, by and among LFG Buyer Co, LLC, Inigo Merger Sub, LLC, LFG Intermediate Co, LLC, Rice Acquisition Holdings LLC, Aria Energy LLC, Aria Renewable Energy Systems LLC, solely in its capacity as representative of the Company Unitholders (as defined therein), and solely for purposes of Section 2.2, Article IV, Article V, Article VI and Article XI, Rice Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 8, 2021).

2.2+	Amendment No. 1 to Business Combination Agreement, dated as of May 12, 2021, to the Business Combination Agreement, dated as of April 7, 2021, by and among LFG Buyer Co, LLC, Inigo Merger Sub, LLC, LFG Intermediate Co, LLC, Rice Acquisition Holdings LLC, Aria Energy LLC, Aria Renewable Energy Systems LLC, solely in its capacity as representative of the Company Unitholders (as defined therein), and solely for purposes of Section 2.2, Article IV, Article V, Article VI and Article XI, Rice Acquisition Corp. (incorporated by reference to Exhibit 2.3 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021).

2.3+	Amendment No. 2 to the Business Combination Agreement, dated as of June 11, 2021, to the Business Combination Agreement, dated as of April 7, 2021, by and among LFG Buyer Co, LLC, Inigo Merger Sub, LLC, LFG Intermediate Co, LLC, Rice Acquisition Holdings LLC, Aria Energy LLC, Aria Renewable Energy Systems LLC, solely in its capacity as representative of the Company Unitholders (as defined therein), and solely for purposes of Section 2.2, Article IV, Article V, Article VI and Article XI, Rice Acquisition Corp. (incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021).

2.4+	Amendment No. 3 to the Business Combination Agreement, dated as of August 3, 2021, to the Business Combination Agreement, dated as of April 7, 2021, by and among LFG Buyer Co, LLC, Inigo Merger Sub, LLC, LFG Intermediate Co, LLC, Rice Acquisition Holdings LLC, Aria Energy LLC, Aria Renewable Energy Systems LLC, solely in its capacity as representative of the Company Unitholders (as defined therein), and solely for purposes of Section 2.2, Article IV, Article V, Article VI and Article XI, Rice Acquisition Corp. (incorporated by reference to Exhibit 2.5 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021).

2.5+	Business Combination Agreement, dated as of April 7, 2021, by and among LFG Buyer Co, LLC, Fezzik Merger Sub, LLC, LFG Intermediate Co, LLC, Rice Acquisition Holdings LLC, Archaea Energy LLC, Archaea Energy II LLC and solely for purposes of Section 2.2, Article IV, Article V, Article VI and Article XI, Rice Acquisition Corp. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 8, 2021).

2.6+	Amendment No. 1 to the Business Combination Agreement, dated as of May 12, 2021, to the Business Combination Agreement, dated as of April 7, 2021, by and among LFG Buyer Co, LLC, Fezzik Merger Sub, LLC, LFG Intermediate Co, LLC, Rice Acquisition Holdings LLC, Archaea Energy LLC, Archaea Energy II LLC and solely for purposes of Section 2.2, Article IV, Article V, Article VI and Article XI, Rice Acquisition Corp. (incorporated by reference to Exhibit 2.6 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021).

3.1	Amended and Restated Certificate of Incorporation.

3.2	Certificate of Amendment of the Certificate of Incorporation.

3.3	Bylaws.

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 15, 2020).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 15, 2020).

4.3	Warrant Agreement, dated October 21, 2020, by and among Rice Acquisition Corp., Rice Acquisition Holdings LLC and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).

10.1	Amended and Restated Securities Subscription Agreement, dated as of September 10, 2020 and effective as of September 1, 2020, between Rice Acquisition Corp. and Rice Acquisition Sponsor LLC (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 6, 2020).

10.2	Forward Purchase Agreement, dated as of September 30, 2020, by and among Rice Acquisition Corp., Rice Acquisition Sponsor LLC, Rice Acquisition Holdings LLC and Atlas Point Energy Infrastructure Fund, LLC (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 6, 2020).

10.3	Amendment to Forward Purchase Agreement, dated as of April 7, 2021, by and among Rice Acquisition Corp., Rice Acquisition Sponsor LLC, Rice Acquisition Holdings LLC and Atlas Point Energy Infrastructure Fund, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 8, 2021).

10.4	Letter Agreement, dated as of October 21, 2020, among Rice Acquisition Corp., Rice Acquisition Sponsor LLC, Atlas Point Energy Infrastructure Fund, LLC and the Insiders (as defined therein) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).

10.5	Investment Management Trust Agreement, dated as of October 21, 2020, by and among Rice Acquisition Corp., Rice Acquisition Holdings LLC and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).

10.6	Registration Rights Agreement, dated as of October 21, 2020, by and among Rice Acquisition Corp., Rice Acquisition Sponsor LLC, Atlas Point Energy Infrastructure Fund, LLC, and certain other security holders named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).

10.7	Administrative Services Agreement, dated as of October 21, 2020, by and among Rice Acquisition Corp., Rice Acquisition Holdings LLC and Rice Acquisition Sponsor LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).

10.8	Private Placement Warrants and Warrants Rights Purchase Agreement, dated as of October 21, 2020, by and among Rice Acquisition Corp., Rice Acquisition Holdings LLC and Rice Acquisition Sponsor LLC (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).

10.9	Private Placement Warrants and Warrants Rights Purchase Agreement, dated as of October 21, 2020, by and among Rice Acquisition Corp., Rice Acquisition Holdings LLC and Atlas Point Energy Infrastructure Fund, LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).

10.10	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 8, 2021).

10.11	Form of Indemnification Agreement between the Company and each of its directors and executive officers (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 filed on October 15, 2020).

10.12+	Second Amended and Restated Limited Liability Company Agreement of LFG Acquisition Holdings LLC, dated as of September 15, 2021.

10.13+	Stockholders’ Agreement, dated as of September 15, 2021, by and among LFG Buyer Co LLC, the stockholders listed on Schedule I thereto, Rice Acquisition Holdings LLC, Rice Acquisition Sponsor LLC and Rice Acquisition Corp.

10.14#	Archaea Energy Inc. 2021 Omnibus Incentive Plan.

10.15#	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Archaea Energy Inc. 2021 Omnibus Incentive Plan.

10.16#	Form of Stock Grant Notice and Stock Award Agreement under the Archaea Energy Inc. 2021 Omnibus Incentive Plan.

10.17+	Revolving Credit and Term Loan Agreement, dated as of September 15, 2021, by and among Comerica Bank as Administrative Agent, Joint Lead Arranger and Sole Bookrunner, Citizens Bank, N.A. as Joint Lead Arranger, the co-syndication agents named therein and Archaea Energy Operating LLC and LFG Holdings LLC, as borrowers.

16.1	Letter from WithumSmith+Brown, PC to the SEC.

21.1	Subsidiaries of the registrant.

99.1	Unaudited Consolidated Financial Statements of Archaea Energy LLC and its subsidiaries as of June 30, 2021 and for the six months ended June 30, 2021 and 2020.

99.2	Unaudited Consolidated Financial Statements of Aria Energy LLC and its subsidiaries as of June 30, 2021 and for the six months ended June 30, 2021 and 2020.

99.3	Unaudited Pro Forma Condensed Combined Financial Statements of the Company and its subsidiaries as of June 30, 2021 and for the six months ended June 30, 2021 and the year ended December 31, 2020.

99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Archaea Energy LLC for the six months ended June 30, 2021 and 2020.

99.5	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Aria Energy LLC for the six months ended June 30, 2021 and 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(a)(5) of Regulation S-K.

#	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2021

ARCHAEA ENERGY INC.

By:	/s/ Chad Bellah
Name:	Chad Bellah
Title:	Chief Accounting Officer